Exhibit 99.01
Green Dot Reports Second Quarter 2025 Results, Raises 2025 Guidance
Company Sees Increasing Momentum and Demand for Banking as a Service (BaaS) with New and Expanding Partnerships on its Embedded Finance Platform, Arc
Provo, UT - August 11, 2025 - Green Dot Corporation (NYSE: GDOT), a financial technology and bank holding company that delivers seamless banking and payment solutions to consumers and businesses of all sizes, today reported its financial results for the quarter ended June 30, 2025. The company also announced it is raising its annual guidance based on increasing momentum in its banking as a service (BaaS) division, improving balance sheet performance, and other factors.
“It was another solid quarter as we built on the momentum of the last several quarters, launched a new partnership with Samsung and announced an exciting new partnership with Credit Sesame,” said William Jacobs, Interim Chief Executive Officer of Green Dot. “As we continue optimizing our operations, we are also focused on improving the earnings power of our balance sheet, another factor that we expect to drive improved performance in 2025 and beyond.”
Consolidated Results Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
	(In thousands, except per share data and percentages)
GAAP financial results
Total operating revenues	$504,176	$407,121	24%	$1,063,050	$859,109	24%
Net loss	$(47,025)	$(28,715)	64%	$(21,252)	$(23,965)	(11)%
Diluted loss per common share	$(0.85)	$(0.54)	57%	$(0.39)	$(0.45)	(13)%

Non-GAAP financial results[1]
Non-GAAP total operating revenues[1]	$501,164	$402,556	24%	$1,057,128	$849,979	24%
Adjusted EBITDA[1]	$45,425	$33,998	34%	$135,984	$93,230	46%
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	9.1%	8.4%	0.7%	12.9%	11.0%	1.9%
Non-GAAP net income[1]	$22,238	$13,386	66%	$80,645	$44,826	80%
Non-GAAP diluted earnings per share[1]	$0.40	$0.25	60%	$1.45	$0.84	73%
Cash at the holding company was approximately $108 million as of June 30, 2025.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the unaudited consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last six calendar quarters on a consolidated basis and by each of its reportable segments. Please refer to Green Dot’s latest Annual Report on Form 10-K for a description of the key business metrics, as well as additional information regarding how Green Dot organizes its business by segment.

	2025		2024
	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated *
Gross dollar volume	$38,545	$37,252	$35,282	$33,473	$32,130	$30,755
Number of active accounts	3.48	3.58	3.67	3.46	3.41	3.51
Purchase volume	$4,991	$5,113	$5,152	$4,887	$5,012	$5,274
Consumer Services
Gross dollar volume	$3,925	$4,238	$4,060	$3,983	$4,014	$4,500
Number of active accounts	1.67	1.80	1.88	1.78	1.76	1.93
Direct deposit active accounts	0.41	0.41	0.43	0.44	0.45	0.46
Purchase volume	$2,991	$3,127	$3,082	$2,904	$3,036	$3,339
B2B Services
Gross dollar volume	$34,620	$33,014	$31,222	$29,490	$28,116	$26,255
Number of active accounts	1.81	1.78	1.79	1.68	1.65	1.58
Purchase volume	$2,000	$1,986	$2,070	$1,983	$1,976	$1,935
Money Movement
Number of cash transfers	7.52	7.51	8.14	8.22	8.15	7.77
Number of tax refunds processed	3.73	7.98	0.15	0.19	4.20	9.28
* Represents the sum of Green Dot's Consumer Services and B2B (as defined herein) Services segments.

"We continue to see solid performance with non-GAAP revenue and adjusted EBITDA up 24% and 34%, respectively, driven by balance sheet optimization, growth from existing partners, and disciplined cost management," said Jess Unruh, Chief Financial Officer of Green Dot. "With the performance so far in the first half of the year, coupled with the contribution we anticipate from improving the earnings performance of our balance sheet, we are comfortable raising our outlook for the year."

2025 Financial Guidance
Green Dot has provided its updated financial outlook for 2025. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. In particular, its outlook reflects several considerations, including but not limited to the current macro-economic environment, the effect of inflation and interest rates, negative trends within certain channels of its business, investment in strategic initiatives and compliance programs, and cost reduction initiatives. Additionally, any expenses associated with Green Dot's process to evaluate strategic alternatives are expressly excluded from its non-GAAP financial measures and outlook. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.

Total Non-GAAP Operating Revenues2
•Green Dot continues to expect its full year non-GAAP total operating revenues2 to be between $2.0 billion and $2.1 billion.
Adjusted EBITDA2
•Green Dot now expects its full year adjusted EBITDA2 to be between $160 million and $170 million, up from its previous guidance range of $150 million to $160 million.
Non-GAAP EPS2
•Green Dot now expects its full year non-GAAP EPS2 to be between $1.28 and $1.42, up from its previous guidance range of $1.14 to $1.28.

The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$160.0	$170.0
Depreciation and amortization*	(62.0)	(62.0)
Net interest expense	(6.0)	(6.0)
Non-GAAP pre-tax income	$92.0	$102.0
Tax impact**	(20.2)	(22.4)
Non-GAAP net income	$71.8	$79.6
Diluted weighted-average shares issued and outstanding	56.0	56.0
Non-GAAP earnings per share	$1.28	$1.42

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes a non-GAAP effective tax rate of approximately 22% for full year.

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
Green Dot's management will host a conference call to discuss second quarter 2025 financial results today at 5:00 p.m. ET. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. Green Dot uses this website as a tool to disclose important information about the company to investors and comply with its disclosure obligations under Regulation Fair Disclosure. A replay of the webcast will be available at the same website following the call. The replay will be available until Monday, August 18, 2025.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of Green Dot's executive officers and under the heading "2025 Financial Guidance," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, impacts from and changes in general economic conditions on Green Dot’s business, results of operations and financial condition, shifts in consumer behavior towards electronic payments, the potential impact on our business of our previously-disclosed strategic review process due to uncertainties in connection therewith, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart or other large partners, the timing and impact of non-renewals or terminations of agreements with other large partners, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in strategic initiatives, Green Dot's ability to operate in a highly regulated environment, including with respect to any restrictions imposed on its business, changes to governmental policies or rulemaking or enforcement priorities affecting financial institutions or to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the financial services industry that impact debit card usage generally, business interruption or systems failure, economic, political and other conditions may adversely affect trends in consumer spending and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 11, 2025, and Green Dot assumes no obligation to update this information as a result of future events or developments, except as required by law.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted for, among other things, non-operating net interest income and expense; other non-interest investment income earned by its bank; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement gains and charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; transaction costs from acquisitions or divestitures; amortization attributable to deferred financing costs; impairment charges; extraordinary severance expenses; earnings or losses from equity method investments; changes in the fair value of loans held for sale; commissions and certain processing-related costs associated with embedded finance products and services where Green Dot does not control customer acquisition; realized gains and losses on available-for-sale investment securities; other charges and income not reflective of ongoing operating results; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology platform and registered bank holding company that builds banking and payment solutions to create value, retain and reward customers, and accelerate growth for businesses of all sizes. For more than two decades, Green Dot has delivered financial tools and services that address the most pressing financial needs of consumers and businesses, and that transform the way people and businesses manage and move money.

Green Dot delivers a broad spectrum of financial products to consumers and businesses through its portfolio of brands, including: GO2bank, a leading digital and mobile bank account offering simple, secure and useful banking for Americans living paycheck to paycheck; the Green Dot Network (“GDN”) of more than 95,000 retail distribution and cash access locations nationwide; Arc by Green Dot, the single-source embedded finance platform combining all of Green Dot’s secure banking and money processing capabilities to power businesses at all stages of growth; rapid! wage and disbursements solutions, providing pay card and earned wage access services to more than 6,000 businesses and their employees; and Santa Barbara TPG (“SBTPG”), the company’s tax division, which processes approximately 14 million tax refunds annually.

Founded in 1999, Green Dot has managed more than 80 million accounts to date both directly and through its partners. Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.

Contacts
Investor Relations: IR@greendot.com
Media Relations: PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$2,312,518	$1,592,391
Restricted cash	44	44
Investment securities available-for-sale, at fair value	—	24,152
Settlement assets	679,542	616,172
Accounts receivable, net	103,069	132,007
Prepaid expenses and other assets	52,377	63,424
Income tax receivable	7,447	—
Total current assets	3,154,997	2,428,190
Investment securities available-for-sale, at fair value	1,537,658	2,008,650
Loans to bank customers, net of allowance for credit losses of $22,406 and $17,542 as of June 30, 2025 and December 31, 2024, respectively	34,616	31,961
Prepaid expenses and other assets	165,673	242,707
Property, equipment, and internal-use software, net	198,134	188,363
Operating lease right-of-use assets	9,426	10,823
Deferred expenses	868	1,242
Net deferred tax assets	96,155	124,405
Goodwill and intangible assets	385,937	397,941
Total assets	$5,583,464	$5,434,282
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$111,557	$103,765
Deposits	4,096,701	4,010,520
Obligations to customers	231,229	236,616
Settlement obligations	57,261	48,482
Amounts due to card issuing banks for overdrawn accounts	—	84
Other accrued liabilities	86,749	87,675
Operating lease liabilities	2,875	2,416
Deferred revenue	4,722	6,279
Income tax payable	359	6,648
Total current liabilities	4,591,453	4,502,485
Other accrued liabilities	616	1,045
Operating lease liabilities	7,172	8,641
Notes payable	63,341	48,526
Total liabilities	4,662,582	4,560,697

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of June 30, 2025 and December 31, 2024; 55,388 and 54,227 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	55	55
Additional paid-in capital	416,767	408,010
Retained earnings	722,350	743,602
Accumulated other comprehensive loss	(218,290)	(278,082)
Total stockholders’ equity	920,882	873,585
Total liabilities and stockholders’ equity	$5,583,464	$5,434,282

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$381,224	$286,127	$757,177	$567,630
Cash processing revenues	54,484	56,744	167,857	163,550
Interchange revenues	46,967	49,585	94,886	100,553
Interest income, net	21,501	14,665	43,130	27,376
Total operating revenues	504,176	407,121	1,063,050	859,109
Operating expenses:
Sales and marketing expenses	50,159	52,947	109,847	115,322
Compensation and benefits expenses	63,847	61,348	130,061	128,172
Processing expenses	293,213	207,896	578,530	403,562
Other general and administrative expenses	83,558	108,597	170,468	225,166
Total operating expenses	490,777	430,788	988,906	872,222
Operating income (loss)	13,399	(23,667)	74,144	(13,113)
Interest expense, net	1,631	1,272	3,017	2,729
Other (expense), net	(74,691)	(4,530)	(100,395)	(6,340)
Loss before income taxes	(62,923)	(29,469)	(29,268)	(22,182)
Income tax (benefit) expense	(15,898)	(754)	(8,016)	1,783
Net loss	$(47,025)	$(28,715)	$(21,252)	$(23,965)

Basic loss per common share:	$(0.85)	$(0.54)	$(0.39)	$(0.45)
Diluted loss per common share	$(0.85)	$(0.54)	$(0.39)	$(0.45)
Basic weighted-average common shares issued and outstanding:	55,127	53,452	54,746	53,197
Diluted weighted-average common shares issued and outstanding:	55,127	53,452	54,746	53,197

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2025	2024
	(In thousands)
Operating activities
Net loss	$(21,252)	$(23,965)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	31,262	32,259
Amortization of intangible assets	10,399	11,049
Provision for uncollectible overdrawn accounts from purchase transactions	6,610	11,261
Provision for loan losses	15,087	16,747
Stock-based compensation	8,757	15,872
Losses in equity method investments	78,702	7,459
Realized loss on available-for-sale investment securities	24,779	—
Amortization of discount on available-for-sale investment securities	(589)	(1,133)
Impairment of long-lived assets	866	4,936
Other	(2,735)	(1,040)
Changes in operating assets and liabilities:
Accounts receivable, net	22,328	22,999
Prepaid expenses and other assets	12,157	12,936
Deferred expenses	374	335
Accounts payable and other accrued liabilities	6,342	12,021
Deferred revenue	(1,983)	(789)
Income tax receivable/payable	(13,644)	124
Other, net	241	(397)
Net cash provided by operating activities	177,701	120,674

Investing activities
Purchases of available-for-sale investment securities	(274,820)	—
Proceeds from maturities of available-for-sale securities	103,283	94,716
Proceeds from sales and calls of available-for-sale securities	730,447	95
Payments for property, equipment and internal-use software	(38,912)	(31,494)
Net changes in loans	(17,413)	(20,204)
Investment in TailFin Labs, LLC	—	(35,000)
Other investing activities	(921)	(330)
Net cash provided by investing activities	501,664	7,783

Financing activities
Borrowings on notes payable	14,860	—
Borrowings on revolving line of credit	—	167,000
Repayments on revolving line of credit	—	(166,000)
Proceeds from exercise of options and ESPP purchases	2,633	2,719
Taxes paid related to net share settlement of equity awards	(2,633)	(1,760)
Net changes in deposits	86,303	613,273
Net changes in settlement assets and obligations to customers	(59,978)	(112,974)
Deferred financing costs	(423)	—
Net cash provided by financing activities	40,762	502,258

Net increase in unrestricted cash, cash equivalents and restricted cash	720,127	630,715
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,592,435	686,502
Unrestricted cash, cash equivalents and restricted cash, end of period	$2,312,562	$1,317,217

Cash paid for interest	$6,549	$6,360
Cash paid for income taxes	$5,374	$1,219

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$2,312,518	$1,316,999
Restricted cash	44	218
Total unrestricted cash, cash equivalents and restricted cash, end of period	$2,312,562	$1,317,217

GREEN DOT CORPORATION
REPORTABLE SEGMENTS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Segment Revenue	(In thousands)
Consumer Services	$93,099	$96,620	$188,355	$197,232
B2B Services	348,650	252,056	690,641	493,256
Money Movement Services	50,848	52,963	161,095	156,113
Corporate and Other	8,567	917	17,037	3,378
Total segment revenues	501,164	402,556	1,057,128	849,979
Embedded finance commissions and processing expenses (8)	4,563	5,046	8,990	10,146
Other income (9)	(1,551)	(481)	(3,068)	(1,016)
Total operating revenues	$504,176	$407,121	$1,063,050	$859,109

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Segment Profit	(In thousands)
Consumer Services	$33,094	$34,449	$66,726	$67,708
B2B Services	27,980	19,078	55,132	37,361
Money Movement Services	34,112	35,291	110,938	101,138
Corporate and Other	(49,761)	(54,820)	(96,812)	(112,977)
Total segment profit *	45,425	33,998	135,984	93,230
Reconciliation to loss before income taxes
Depreciation and amortization of property, equipment and internal-use software	16,078	15,827	31,262	32,259
Stock based compensation and related employer taxes	5,759	7,513	9,202	16,219
Amortization of acquired intangible assets	5,199	5,385	10,399	11,049
Impairment charges	805	2,115	866	8,520
Legal settlements and related expenses	1,256	26,147	2,193	32,027
Other expense, net	2,929	678	7,918	6,269
Operating income (loss)	13,399	(23,667)	74,144	(13,113)
Interest expense, net	1,631	1,272	3,017	2,729
Other (expense), net	(74,691)	(4,530)	(100,395)	(6,340)
Loss before income taxes	$(62,923)	$(29,469)	$(29,268)	$(22,182)
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Green Dot's segment reporting is based on how its Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the businesses primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, transaction losses and fraud management, and customer support and related expenses. Green Dot’s operations are aggregated amongst three reportable segments: 1) Consumer Services, 2) Business to Business ("B2B") Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income, certain other investment income earned by Green Dot's bank, interest profit sharing arrangements with certain BaaS partners (a reduction of revenue), eliminations of inter-segment revenues and expenses, and unallocated corporate expenses, which include Green Dot's fixed expenses, such as salaries, wages and related benefits for its employees and certain third-party contractors, professional services fees, software licenses, telephone and communication costs, rent, utilities, and insurance that are not considered when Green Dot's CODM evaluates segment performance. Non-cash expenses such as stock-based compensation, depreciation and amortization of long-lived assets, impairment charges and other non-recurring expenses that are not considered by Green Dot's CODM when it is evaluating overall consolidated financial results are excluded from its unallocated corporate expenses.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands)
Total operating revenues	$504,176	$407,121	$1,063,050	$859,109
Embedded finance commissions and processing expenses (8)	(4,563)	(5,046)	(8,990)	(10,146)
Other income (9)	1,551	481	3,068	1,016
Non-GAAP total operating revenues	$501,164	$402,556	$1,057,128	$849,979

Reconciliation of Net Loss to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands, except per share data)
Net loss	$(47,025)	$(28,715)	$(21,252)	$(23,965)
Stock-based compensation and related employer payroll taxes (3)	5,759	7,513	9,202	16,219
Amortization of acquired intangible assets (4)	5,199	5,385	10,399	11,049
Transaction and related acquisition costs (4)	976	—	1,422	—
Amortization of deferred financing costs (5)	210	36	351	72
Impairment charges (5)	805	2,115	866	8,520
Legal settlements and related expenses (5)	1,256	26,147	2,193	32,027
Losses in equity method investments (5)	75,856	4,803	78,702	7,459
Change in fair value of loans held for sale (5)	(23)	(10)	(12)	(235)
Realized loss on available-for-sale investment securities (5)	282	—	24,779	—
Extraordinary severance expenses (6)	392	417	3,378	5,437
Other expense (income), net (5)	137	(2)	44	(52)
Income tax effect (7)	(21,586)	(4,303)	(29,427)	(11,705)
Non-GAAP net income	$22,238	$13,386	$80,645	$44,826
Diluted earnings (loss) per common share
GAAP	$(0.85)	$(0.54)	$(0.39)	$(0.45)
Non-GAAP	$0.40	$0.25	$1.45	$0.84

Diluted weighted-average common shares issued and outstanding
GAAP	55,127	53,452	54,746	53,197
Non-GAAP	56,162	53,998	55,652	53,572

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands)
Diluted weighted-average shares issued and outstanding	55,127	53,452	54,746	53,197
Anti-dilutive shares due to GAAP net loss	1,035	546	906	375
Non-GAAP diluted weighted-average shares issued and outstanding	56,162	53,998	55,652	53,572

GREEN DOT CORPORATION
Supplemental Detail on Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands)
Class A common stock outstanding as of June 30:	55,388	53,707	55,388	53,707
Weighting adjustment	(261)	(255)	(642)	(510)
Dilutive potential shares:
Service based restricted stock units	922	528	882	360
Performance-based restricted stock units	111	5	23	4
Employee stock purchase plan	2	13	1	11
Diluted weighted-average shares issued and outstanding	56,162	53,998	55,652	53,572

Reconciliation of Net Loss to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands)
Net loss	$(47,025)	$(28,715)	$(21,252)	$(23,965)
Interest expense, net (2)	1,631	1,272	3,017	2,729
Income tax (benefit) expense	(15,898)	(754)	(8,016)	1,783
Depreciation and amortization of property, equipment and internal-use software (2)	16,078	15,827	31,262	32,259
Stock-based compensation and related employer payroll taxes (2)(3)	5,759	7,513	9,202	16,219
Amortization of acquired intangible assets (2)(4)	5,199	5,385	10,399	11,049
Transaction and related acquisition costs (2)(4)	976	—	1,422	—
Impairment charges (2)(5)	805	2,115	866	8,520
Legal settlements and related expenses (2)(5)	1,256	26,147	2,193	32,027
Losses in equity method investments (2)(5)	75,856	4,803	78,702	7,459
Change in fair value of loans held for sale (2)(5)	(23)	(10)	(12)	(235)
Realized loss on available-for-sale investment securities (2)(5)	282	—	24,779	—
Extraordinary severance expenses (2)(6)	392	417	3,378	5,437
Other expense (income), net (2)(5)	137	(2)	44	(52)
Adjusted EBITDA	$45,425	$33,998	$135,984	$93,230

Non-GAAP total operating revenues	$501,164	$402,556	$1,057,128	$849,979
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	9.1%	8.4%	12.9%	11.0%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2025
	Range
	Low	High
	(In millions)
Total operating revenues	$2,016	$2,116
Adjustments (8)(9)	(16)	(16)
Non-GAAP total operating revenues	$2,000	$2,100

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Loss (1)
(Unaudited)

	FY 2025
	Range
	Low	High
	(In millions)
Net loss	$(51.4)	$(44.3)
Adjustments (10)	211.4	214.3
Adjusted EBITDA	$160.0	$170.0

Non-GAAP total operating revenues	$2,100	$2,000
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	7.6%	8.5%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Loss(1)
(Unaudited)

	FY 2025
	Range
	Low	High
	(In millions, except per share data)
Net loss	$(51.4)	$(44.3)
Adjustments (10)	123.2	123.9
Non-GAAP net income	$71.8	$79.6
Diluted earnings (loss) per share
GAAP	$(0.93)	$(0.80)
Non-GAAP	$1.28	$1.42

Diluted weighted-average shares issued and outstanding
GAAP	55.1	55.1
Anti-dilutive shares due to GAAP net loss	0.9	0.9
Non-GAAP	56.0	56.0

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, extraordinary severance expenses, certain legal settlement and related expenses, earnings or losses from equity method investments, changes in the fair value of loans held for sale, realized gains and losses on available-for-sale investment securities, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired;
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies; and
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $5.8 million and $7.5 million for the three months ended June 30, 2025 and 2024, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of the public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for an analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.

(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these adjustments to the non-GAAP financial measure is provided before income tax expense.
(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain expenses that are the result of acquisition or divestiture activities, including a sale in connection with its evaluation of strategic alternatives. These acquisition-related adjustments include items such as transaction costs, the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot may also from time to time incur gains or losses from divestitures of a business or other sale activities, as well as professional and legal fees and other direct expenses associated with such transactions. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, legal settlements and related expenses, changes in the fair value of loans held for sale, realized gains and losses on available-for-sale investment securities and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments, fair value changes on loans held for sale, and realized gains and losses on available-for-sale investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the six months ended June 30, 2025, Green Dot recorded $3.4 million related to extraordinary severance expenses, which were paid out in connection with reductions in force and other extraordinary involuntary terminations of employment. Although severance expenses may arise throughout the fiscal year, Green Dot believes the nature of these extraordinary costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units expense as of June 30, 2025.
(8)Represents commissions and certain processing-related costs associated with embedded finance products and services where Green Dot does not control customer acquisition. This adjustment is netted against revenues when evaluating segment performance.
(9)Represents other non-interest investment income earned by Green Dot Bank. This amount is included along with operating interest income in Green Dot's Corporate and Other segment since the yield earned on these investments are generated on a recurring basis and earned similarly to its investment securities available-for-sale.
(10)These amounts represent estimated adjustments for items such as income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, transaction costs from acquisitions or divestitures, amortization attributable to deferred financing costs, impairment charges, extraordinary severance expenses, earnings and losses from equity method investments, changes in the fair value of loans held for sale, legal settlements and related expenses, realized gains and losses on available-for-sale investment securities and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).